SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SM&A

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660

Notice of Annual Meeting of Shareholders
To Be Held on Tuesday, June 10, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of SM&A (formerly Emergent Information Technologies, Inc.) a California corporation (hereinafter, the “Company”), will be held on Tuesday, June 10, 2003 at 10:00 AM local time, at the Sutton Place Hotel, 4500 MacArthur Blvd, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1.     To elect seven (7) members of the Board of Directors to serve until the next Annual Meeting of Shareholders.

         2.     To approve an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan, increasing the number of shares of common stock available under the Amended and Restated Stock Purchase Plan to 1,300,000 shares.

         3.     To ratify the appointment of Ernst & Young LLP as the registered public accounting firm for the Company for fiscal year ending December 31, 2003; and

         4.     To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on April 11, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

1.	Electronically on the Internet (if instructions for this method are included in this package), OR
2.	By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage-paid envelope that is provided.

         Accompanying this Notice are a Proxy and Proxy Statement.

By Order of the Board of Directors,

/s/ Cathy L. Wood Cathy L. Wood, Corporate Secretary

Newport Beach, California
April 17, 2003

INTRODUCTION
Shareholders Entitled to Vote
Voting of Proxies
Revocation of Proxy
Voting at the Annual Meeting
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
Proposal 1: Election of Directors
Proposal 2: Amendment to Employee Stock Purchase Plan
Proposal 3: Ratification of Appointment of Registered Public Accounting Firm
Other Business
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Holders
Named Executive Officers and Directors
Equity Compensation Plan Information
EXECUTIVE OFFICERS
Management of the Company
Code of Ethics
THE BOARD OF DIRECTORS
Independent Directors
Meetings of the Board and Committees
Director Compensation
The Directors
THE AUDIT COMMITTEE
The Audit Committee Report
The Registered Public Accounting Firm
Summary of Fees
THE COMPENSATION COMMITTEE
The Compensation Committee Report
Senior Executive Compensation Program
Executive Compensation
TABLE 1: Summary Compensation Table
TABLE 2: Options Granted in Last Fiscal Year
TABLE 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Employment Agreements and Termination of Employment Arrangements
Certain Relationships and Related Transactions
SHAREHOLDER RETURN
GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Submission of Shareholder Proposals for the 2004 Proxy Statement
Annual Report and Proxy Statement Online
Cost of Proxy Solicitation
Other Matters
EXHIBITS
Exhibit A — Proposed Amended and Restated ESPP Plan Document
Exhibit B — Reportable Events Pursuant to Item 304(a)(1)(v) of Regulation S-K
Exhibit C — Letter from LPMG LLP dated May 7, 2001

Proxy Statement

THE COMPENSATION COMMITTEE
The Compensation Committee Report	21
Senior Executive Compensation Program	21
Executive Compensation
Table 1: Summary Compensation Table	23
Table 2: Options Granted in Last Fiscal Year	26
Table 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	27
Employment Agreements and Termination of Employment Arrangements	28
Certain Relationships and Related Transactions	31
SHAREHOLDER RETURN (Performance Graph)	33
GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance	34
Submission of Shareholder Proposals for the 2004 Proxy Statement	34
Annual Report and Proxy Statement Online	34
Cost of Proxy Solicitation	35
Other Matters	35
EXHIBITS
Exhibit A — Proposed Amended and Restated ESPP Plan Document	36
Exhibit B — Reportable Events Pursuant to Item 304(a)(1)(v) of Regulation S-K	43
Exhibit C — Letter from KPMG LLP dated May 7, 2001	44

4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660

Proxy Statement

INTRODUCTION

         This Proxy Statement is furnished to the shareholders of SM&A (formerly Emergent Information Technologies, Inc.) a California corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby will be presented at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 10:00 AM local time on Tuesday, June 10, 2003, at the Sutton Place Hotel, 4500 MacArthur Blvd, Newport Beach, California 92660. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about May 1, 2003.

Shareholders Entitled to Vote

         Only holders of record of the Company’s Common Stock (the “Common Stock”) at the close of business on April 11, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments and postponements thereof. As of April 1, 2003 a total of 19,736,856 shares of the Company’s Common Stock were outstanding. Each share of Common Stock is entitled to one vote.

Voting of Proxies

         Your vote is important. A form of proxy is enclosed for your use. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy.

         The holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. The seven nominees for director having the highest number of votes will be elected. Except as otherwise provided by statute, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the person appointed by the Company to act as inspector of election for the Annual Meeting.

         The shares represented by each properly executed proxy will be voted as directed by the shareholder with respect to the matters described therein. If no instructions are indicated for a matter on an otherwise properly completed proxy, or if a proxy is returned unsigned, the shares represented thereby will be voted FOR management’s nominees for the Board of Directors, FOR the proposed amendment to the Company’s Amended and Restated Stock Purchase Plan, FOR ratification of Ernst & Young LLP as the Company’s registered public accounting firm for fiscal year 2003 and as the proxy holders may deem advisable on other matters that may properly come before the Annual Meeting.

         The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat shares of voting stock represented by “broker non-votes” as present for purposes of determining a quorum, if the shares of voting stock are represented by a properly signed and returned proxy. A broker non-vote occurs in the case of shares of voting stock held in record name by brokers and nominees where (i) instructions on a particular proposal have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter). Abstentions or broker non-votes will have no effect on the election of Directors, the approval of the proposed amendment to the Company’s Amended and Restated Employee Stock Purchase Plan or the ratification of Ernst & Young LLP as the Company’s registered public accounting firm for fiscal year 2003. Except as otherwise provided by statute, all other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock represented and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

         Most shareholders have a choice of voting over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that, if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting procedure is designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded.

Revocation of Proxy

         Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date (including by Internet). Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

Voting at the Annual Meeting

         The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy or letter from the holder of record confirming your ownership of shares in order to be able to vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of Directors

         Seven directors will be elected. The directors are elected at each Annual Meeting of shareholders and hold office until the next Annual Meeting of shareholders or until their respective successors are elected and qualified.

         Each director nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees is presented on page 16 of this Proxy Statement under the caption “The Board of Directors”.

         If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director due to an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

         Proxies, if not revoked, will be voted in favor of management’s nominees for the Board of Directors at the Annual Meeting unless the shareholder specifies otherwise.

Your Board of Directors recommends that J. Christopher Lewis, Steven S. Myers, Albert S. Nagy,
Luther J. Nussbaum, Wade R. Olson, Robert J. Untracht, and John R. Woodhull
be elected to serve with terms expiring in the year 2004.

Proposal 2: Amendment to Employee Stock Purchase Plan

         On March 12, 2003, the Board of Directors approved an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The amendment increases the number of shares of Common Stock that may be issued under the Amended and Restated ESPP from 1,050,000 to 1,300,000 and is subject to shareholder approval. This amendment to the Amended and Restated ESPP is being proposed to allow future purchases of Company Stock by employees. As of April 1, 2003, 30,074 shares were available for purchase under the Amended and Restated ESPP.

         The ESPP was adopted by the Board of Directors to provide a means by which, (i) eligible employees of the Company and its subsidiaries are given an opportunity to purchase stock in the Company at a discount from the market price, (ii) to attract and retain employees, and (iii) to increase employee morale. The Amended and Restated ESPP permits participants to purchase shares of the Company’s Common Stock directly from the Company by authorizing payroll withholdings over a predetermined period (each, an “Offering Period”), and purchase such shares at the end of each Offering Period with the payroll amounts withheld. Such purchase rights are granted solely to eligible employees of the Company and its subsidiaries. The Amended and Restated ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended.

         No other amendments to the Amended and Restated ESPP are proposed for shareholder approval. The Amended and Restated ESPP, as amended to reflect the increase in the number of shares authorized for sale thereunder, is included as Exhibit “A” to this Proxy Statement.

         The approval of a majority of the shares of Common Stock is required to approve the proposed amendment to the Amended and Restated ESPP increasing the number of shares available for issuance thereunder.

         Proxies, if not revoked, will be voted in favor of the approval of the amendment of the Amended and Restated ESPP at the Annual Meeting unless the shareholder specifies otherwise.

Your Board of Directors recommends that shareholders vote “for” approval of amendment of the Amended and Restated ESPP.

Proposal 3: Ratification of Appointment of Registered Public Accounting Firm

         The Audit Committee has appointed the firm of Ernst & Young LLP as the registered public accounting firm to audit the accounts of the Company for the year 2003. Ernst & Young LLP have audited the accounts and records of the Company since April 2001. Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to answer questions.

         Proxies, if not revoked, will be voted in favor of ratifying Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2003 unless the shareholder specifies otherwise.

Your Board of Directors recommends that shareholders ratify the appointment of
Ernst & Young LLP as the registered public accounting firm for the
Company for fiscal year ending December 31, 2003.

Other Business

         The Company knows of no other business that will be considered for action at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Principal Holders

         As of April 1, 2003, the only persons known by the Company to be beneficial owners of more than five percent of the Company’s Common Stock are noted below. As of April 1, 2003, the Company had issued and outstanding 19,736,856 shares of Common Stock.

	Amount of	Percentage
	Nature of	of Common
	Beneficial	Stock
Name and Address of Beneficial Owner	Ownership	Owned

Steven S. Myers(1)	6,685,673	33.87%
Trustee of the Steven Myers Revocable Trust, dated December 1, 2000
Paula K. Mathis(2)	2,576,838	13.06%
Trustee of the Paula K. Mathis Trust, dated November 17, 2000
Jess M. Ravich and James B. Upchurch(3)	1,800,000	9.12%
Richard J. Riordan(4)	1,283,892	6.51%

Footnotes to Principal Holders:

(1)	Includes (i) 2,576,838 shares held directly by the Paula K. Mathis Revocable Trust over which Mr. Myers holds sole voting power pursuant to a marital settlement agreement, (ii) 428,226 shares owned directly by SummitJets, Inc., the sole shareholder of which is Mr. Myers, (iii) 11,667 shares directly controlled by Mr. Myers as Custodian of the Steven S. Myers Custodial Account for Melissa Ann Myers UTMACA, and (iv) 5,833 shares directly controlled by Mr. Myers as Custodian of the Steven S. Myers Custodial Account for Jennifer Myers UTMACA. Address is c/o SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2)	Mr. Myers holds the right to vote the indicated shares directly pursuant to a marital settlement agreement. The right of disposition of the indicated shares is held by Paula K. Mathis as trustee of the Paula K. Mathis Revocable Trust. Address is c/o Steven S. Myers, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(3)	Based upon information contained in Schedule 13D filed with the SEC on January 8, 2001. No beneficial ownership changes occurred during fiscal year 2002. Mssrs. Ravich and Upchurch are reported as the beneficial owners of shares of the Company’s Common Stock held directly by each of (i) Libra Mezzanine Partners, L.P., (ii) Libra Mezzanine Partners II, L.P., (iii) Libra Mezzanine Partners II-A, L.P., and (iv) Libra Capital Partners, L.P. The mailing address for Jess M. Ravich and James B. Upchurch is 11766 Wilshire Boulevard, Suite 850, Los Angeles, California 90025.

(4)	Address is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 29th Floor, Los Angeles, California 90071.

Named Executive Officers and Directors

         As of April 1, 2003, Named Executive Officers and Directors of the Company beneficially owned shares of the Company’s Common Stock as stated below. As of April 1, 2003, all current Named Executive Officers and Directors as a group, consisting of eleven (11) persons, beneficially owned 7,599,370 shares of the Company’s Common Stock, which amount represents 38.5% of the total outstanding shares of the Company’s Common Stock as of that date.

		Amount of		Percentage
		Nature of		of Common
		Beneficial		Stock
Name and Title of Beneficial Owner		Ownership		Owned

Steven S. Myers	Chairman, President and Chief Executive Officer	6,685,673	(1)	33.87%
Cathy L. Wood	Executive Vice President, Chief Financial Officer and Corporate Secretary	202,157	(2)	1.02%
Bennett C. Beaudry	Executive Vice President, Chief Operating Officer	63,125	(3)	*	%
Steve D. Handy	Corporate Controller	6,250	(4)	*	%
Edward A. Griffin	Vice President, Operations	59,373	(5)	*	%
J. Christopher Lewis	Director	301,392	(6)	1.53%
Albert S. Nagy	Director	168,900	(7)	*	%
Luther J. Nussbaum	Director	37,500	(8)	*	%
Wade R. Olson	Director	25,000	(9)	*	%
Robert J. Untracht	Director	25,000	(10)	*	%
John R. Woodhull	Director	25,000	(11)	*	%
Judy L. Bedar(12)	—	—		—%
Thomas J. Amrhrein(13)	—	—		—%

*	Less than 1%

Footnotes to Named Executive Officers and Directors:

(1)	Includes (i) 2,576,838 shares held directly by the Paula K. Mathis Revocable Trust over which Mr. Myers holds sole voting power pursuant to a marital settlement agreement, (ii) 428,226 shares owned directly by SummitJets, Inc., the sole shareholder of which is Mr. Myers, (iii) 11,667 shares directly controlled by Mr. Myers as Custodian of the Steven S. Myers Custodial Account for Melissa Ann Myers UTMACA, and (iv) 5,833 shares directly controlled by Mr. Myers as Custodian of the Steven S. Myers Custodial Account for Jennifer Myers UTMACA. Address is c/o SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2)	Includes 117,800 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(3)	Includes 43,125 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(4)	Includes 6,250 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

Footnotes to Named Executive Officers and Directors (continued):

(5)	Includes 47,250 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(6)	Includes 25,000 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(7)	Includes 167,500 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(8)	Includes 37,500 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(9)	Includes 25,000 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(10)	Includes 25,000 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(11)	Includes 25,000 shares that may be acquired upon exercise of stock options exercisable within 60 days of April 1, 2003.

(12)	Ms. Bedar, former Vice President, Corporate Controller and Chief Accounting Officer, terminated employment with the Company on January 31, 2003.

(13)	Mr. Amrhein, former Group President and General Manager of Steven Myers & Associates, Inc., of the Company’s wholly-owned subsidiary, terminated employment with the Company on July 1, 2003.

Equity Compensation Plan Information

         The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans and arrangements as of December 31, 2002, including the Amended and Restated Stock Option Plan and the Amended and Restated ESPP. The material terms of these plans are described in the notes to the December 31, 2002 consolidated financial statements.

	Number of		Number of
	securities to be		securities remaining
	issued upon		available for future
	exercise of	Weighted-average	issuance under equity
	outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities
Plan Category	and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders
Amended & Restated Stock Option Plan	2,759,220	$4.198	872,480
Amended & Restated ESPP	994,926 (1)	N/A (2)	55,074

Equity compensation plans not approved by security holders
None	N/A	N/A	N/A

Footnotes to Equity Compensation Plan Information:

(1)	Includes 25,000 shares of Common Stock distributed to plan participants on January 13, 2003, in connection with the December 31, 2002, Purchase Date under the Amended and Restated ESPP.

(2)	Under the Amended and Restated ESPP, the purchase price per share of Common Stock is 85% of the Fair Market Value as determined in accordance with the plan and Section 423 of the Internal Revenue Code and applicable regulations thereunder.

EXECUTIVE OFFICERS

Management of the Company

         Set forth below is certain information with respect to the Company’s current Named Executive Officers.

Name	Age	Position

Steven S. Myers	56	Chairman, President and Chief Executive Officer
Cathy L. Wood	55	Executive Vice President, Chief Financial Officer and Corporate Secretary
Bennett C. Beaudry	46	Executive Vice President, Chief Operating Officer
Steve D. Handy	35	Corporate Controller
Edward A. Griffin	44	Vice President, Operations

         Steven S. Myers has served as its Chief Executive Officer, President and Chairman of the Board for most of the Company’s existence. The Company was first established as a sole proprietorship in 1982 under the name Steven Myers & Associates, Inc. The Company was subsequently incorporated in California in 1985. Before taking the Company public in January, 1998, Mr. Myers managed some of the largest proposals ever created by the aerospace industry supporting the nations most crucial space and defense programs of the time. Under his leadership the Company has become the worlds leading provider of proposal management services. Today, his vision is one of driving the Company forward to take advantage of the aerospace industry’s dramatically increasing need for high-value strategic support services. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management and technical positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a Bachelor of Science degree in Mathematics from Stanford University in California.

         Cathy L. Wood currently serves as Executive Vice President, Chief Financial Officer and Corporate Secretary. Ms. Wood became an officer of the Company in November, 2001. Ms. Wood is also the President of Financial Management Partners, a consulting firm that specializes in financial consulting. Prior to entering into her Employment Agreement with the Company in 2001, Ms. Wood provided services to the Company in her capacity as the President of Financial Management Partners. From August, 1997 to December, 1999, Ms. Wood served as Executive Vice President, Chief Financial Officer and Secretary for PIA Merchandising, Inc. Ms. Wood served as Vice President and Chief Financial Officer of Giant Group, Ltd., a NYSE listed company specializing in acquisitions, from 1995 to 1997. Ms. Wood has also served in various capacities at Wherehouse Entertainment, Inc., and served as a Vice President at Mellon Bank, N.A. Ms. Wood is also a director and a member of the audit and compensation committees of Plan b Solutions, a privately held company.

         Bennett C. Beaudry currently serves as Executive Vice President, Chief Operating Officer. Mr. Beaudry became a full-time employee of the Company in July, 2000 as Vice President, Corporate Strategy and Business Development. Prior to joining the Company, Mr. Beaudry was a director with Motorola, leading a business unit with sales in excess of $150 million and more than 200 employees. Mr. Beaudry was with Motorola for 15 years. Mr. Beaudry holds three patents in connection with his work at Motorola. Mr. Beaudry was on active duty with the U.S. Army until 1985. Mr. Beaudry is also Founder, President and Chief Executive Officer of B & C Beaudry, Inc., a privately-held Arizona company providing engineering consulting services. Mr. Beaudry holds a Master of Business Administration from Arizona State University. Mr. Beaudry also maintains a Bachelor of Sciences (concentration in Mechanical Engineering), from the United States Military Academy at West Point.

         Steve D. Handy currently serves as Corporate Controller. Mr. Handy became a full-time employee of the Company in December, 2001 as Assistant Corporate Controller. Prior to joining the Company, Mr. Handy was Director of Finance for Transnational Computer Technology, Inc., where among other functions, he implemented worldwide controls, policies and procedures. From 2000 to 2001 Mr. Handy was Corporate Controller of Futurelink Corporation where he directed all facets of the monthly internal financial reporting, including quarterly and annual SEC reporting. Previous to this Mr. Handy served as Senior Auditor, Business Advisory and Audit Services for Deloitte & Touche LLP. Mr. Handy planned and executed financial statement audits and reviews with emphasis on the high technology and healthcare markets. Mr. Handy is a licensed through the State of California as a Certified Public Accountant. Mr. Handy holds a Bachelor of Science degree in Administration with an emphasis in accounting, from California State University, San Marcos in California.

         Edward A. Griffin currently serves as Vice President, Operations. Mr. Griffin joined the Company in May, 1996 as Director of Operations. He is responsible for managing the deployment of qualified SM&A associates with clients, and the redeployment of associates as they complete client assignments. From 1982 until joining the Company, Mr. Griffin served as Director of Los Angeles Operations for Trident Data Systems. While at Trident, he managed all corporate administrative functions which included human resources, security management and information systems for an organization of 800 employees. Mr. Griffin holds a Bachelor of Arts degree in Business Administration from California State University, Fullerton in California and a Master of Arts degree in Business Administration from Pepperdine University in California. Mr. Griffin is also licensed as a Certified Financial Planner with the Certified Financial Planner Board of Standards, Inc.

Code of Ethics

         The Company is currently preparing to adopt a Code of Ethics for its principal executive officer, principal financial officer, principal accounting officer and controller. The Company expects to finalize and adopt the policy by July 1, 2003.

THE BOARD OF DIRECTORS

Independent Directors

         A majority of the members of the Company’s Board of Directors (the “Board”) are independent, non-employee directors. The following is a list of those directors who are employees of the Company or are otherwise not considered independent under the corporate governance standards currently adopted by Nasdaq along with a brief description of their relationships to the Company. See “Certain Relationships and Related Transactions” for more information.

         Steven S. Myers. Mr. Myers is an employee of the Company, Chairman of the Board, President and Chief Executive Officer. During fiscal year 2002, the Company entered into a Right of Offset and Barter Agreement with SummitJets, Inc., (“SummitJets”), an air service chartering company which is controlled by Mr. Myers. Mr. Myers does not participate in any action of the Board relating to any executive compensation plan in which he participates.

         Albert S. Nagy. Mr. Nagy is the Chief Executive Officer of The Nagy Group. Since August, 2000, The Nagy Group has provided certain consulting services to the Company and its subsidiary.

         Wade R. Olson. Mr. Olson is Chairman of the Compensation Committee. Mr. Olson is Founder, President and Chief Executive Officer of The Precept Group (“Precept”). During 2002, Precept was engaged to advise the Company on its executive compensation and to perform a human resources assessment. In addition, the Company entered into an agreement to outsource is employee benefits administration to ProView, a subsidiary of Precept.

Meetings of the Board and Committees

         The Board of Directors held four meetings during the fiscal year ended December 31, 2002, and has held two meetings since the end of such fiscal year. Among the incumbent nominees for membership on the Board, none attended fewer than 75% of the aggregate of the meetings of the Board during the 2002 fiscal year.

         The Board has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee and, in practice, the entire Board performs the function of such Committee.

Director Compensation

         All directors of the Board are elected annually and hold office until the next Annual Meeting of shareholders and until their successors are duly elected and qualified.

         The Company may periodically award options to its directors under its Amended and Restated 1997 Stock Option Plan (the “Plan”). Options granted to non-employee directors of the Company under the Plan typically have a term not to exceed ten years and an exercise price in an amount determined by the Board or a committee thereof administering the Plan. As of April 1, 2003, options to purchase an aggregate of 730,000 shares of the Company’s Common Stock (of which 21,000 expired in January 2003) had been issued under the Plan to the Company’s current non-employee directors, at exercise prices ranging from $1.24 to $12.00 per share.

         The Company’s directors receive no cash compensation in consideration for their services as directors, except that they are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings.

         The Company’s Amended and Restated Articles of Incorporation and the Bylaws provide for indemnification of the Company’s directors to the extent permissible under California law. The Company generally enters into agreements to indemnify its directors in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, the Company’s directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director of the Company, or as a director of any other company or enterprise to which the person provides services at the request of the Company.

The Directors

The following pages present information about the persons who comprise the Company’s Board of Directors.

J. CHRISTOPHER LEWIS	Age 47
Director Since September, 1996	Term Expires June, 2003
Member of Compensation Committee

         Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in Southern California-based enterprises since 1981. Mr. Lewis also serves as a director of California Beach Restaurants, Inc., Tetra Tech, Inc. and several private companies. Mr. Lewis holds a Bachelor of Science in Business Administration and Finance and a Masters degree in Finance from the University of Southern California.

STEVEN S. MYERS	Age 56
Director Since September, 1982	Term Expires June, 2003
Chairman of the Board of Directors

         Mr. Myers has served as its Chief Executive Officer, President and Chairman of the Board for most of the Company’s existence. The Company was first established as a sole proprietorship in 1982 under the name Steven Myers & Associates, Inc. The Company was subsequently incorporated in California in 1985. Before taking the Company public in January, 1998, Mr. Myers managed some of the largest proposals ever created by the aerospace industry supporting the nations most crucial space and defense programs of the time. Under his leadership the Company has become the worlds leading provider of proposal management services. Today, his vision is one of driving the Company forward to take advantage of the aerospace industry’s dramatically increasing need for high-value strategic support services. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management and technical positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a Bachelor of Science degree in Mathematics from Stanford University in California.

ALBERT S. NAGY	Age 57
Director Since June, 2000	Term Expires June, 2003

         Mr. Nagy has served as Chief Executive Officer of The Nagy Group since 1991. Mr. Nagy also serves as a director on the Thyssen Krupp Elevator (“TKE”) Supervisory Board. TKE is the third largest elevator company in the world. Mr. Nagy also is a member of the board of directors of several private companies. Mr. Nagy holds a Bachelors degree in Political Science from Denison University and a Masters degree in International Relations from Claremont Graduate School.

LUTHER J. NUSSBAUM	Age 56
Director Since June, 2000	Term Expires June, 2003
Member of Audit Committee

         Mr. Nussbaum has served as Chairman of First Consulting Group, Inc., (“FCG”) since April, 1999 and Chief Executive Officer since October, 1998. FCG is an information technology services firm that provides consulting, systems integration and outsourcing to the healthcare and life sciences industries. From 1995 to 1998, Mr. Nussbaum served as Executive Vice President and member of the office of the president of FCG. From 1993 to 1995, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm. Mr. Nussbaum received a Bachelors degree in Economics and Business Administration from Rhodes College and a Masters degree in Business Administration from Stanford University.

WADE R. OLSON	Age 44
Director Since April, 2002 Term	Expires June, 2003
Chairman of the Compensation Committee

         Mr. Olson has served as President, Chief Executive Officer and Founder of The Precept Group, (“Precept”) since 1987. Precept is a fee based human capital management firm. Precept has assisted companies across the country in identifying, isolating, measuring and professionally managing factors that impact human capital program cost and performance results. Prior to founding Precept, Mr. Olson spent five years with UNUM Insurance Company. Mr. Olson also holds the title of Executive Vice President and owner of Proview Advanced Solutions, a Third Party administrator specializing in outsourcing Human Resource services. Proview provides cost effective alternatives to hiring internal resources to respond to benefit administration and data management services. Mr. Olson also lectures at the University of California, Irvine and has been a resource speaker for over 100 TEC (The Executive Committee) groups since 1989. Mr. Olson holds a Bachelors degree in Business Administration from Oregon State University.

ROBERT J. UNTRACHT	Age 54
Director Since April, 2002 Term	Expires June, 2003
Chairman of the Audit Committee

         Mr. Untracht is a private investor and an Associate Professor of Accounting at the New York Institute of Technology in Old Westbury, New York. He has also taught accounting classes at UCLA. Mr. Untracht previously held positions with Ernst & Young LLP from 1981 through 1998 ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services. From 1974 to 1981 while at Deloitte & Touche LLP, Mr. Untracht was responsible for conducting audits of aerospace, defense and manufacturing industry clients. Mr. Untracht holds a Bachelors degree in Computer Technology from the New York Institute of Technology, a Masters degree in Finance and Accounting from the State University of New York, and a J.D. from Southwestern University School of Law. Mr. Untracht is a CPA in New York and California, a member of the AICPA and the State Society of CPAs in California and New York and is admitted to the State Bar of California.

JOHN R. WOODHULL	Age 69
Director Since June, 2001	Term Expires June, 2003
Member of the Audit Committee and Compensation Committee

         Mr. Woodhull has formerly served as director, Chairman, President and Chief Executive Officer of Logicon, Inc., a NYSE listed company from 1969 to 1997. Logicon, an information technology company, was acquired by Northrop-Grumman in August, 1997 and Mr. Woodhull continued as President through December, 1998. Mr. Woodhull currently serves on the board of directors of FirstFed Financial Corporation and the Los Angeles Metropolitan YMCA. Mr. Woodhull holds a Bachelors degree in Engineering Physics and an Masters degree in Applied Mathematics from the University of Colorado at Boulder.

THE AUDIT COMMITTEE

The Audit Committee Report

     The Audit Committee (the “Committee”) has been in existence since May, 1997 and operates under a formal, written charter adopted by the Board of Directors. The Committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and the final rules of the Securities and Exchange Commission regarding audit committee procedures and responsibilities. Although the Committee’s procedures and responsibilities generally comply with the requirements of the Act, the Board of Directors is currently considering adopting amendments to the Committee’s charter to make explicit the Committee’s adherence to the Act. Adoption of the Committee’s amended Charter is expected by August 31, 2003.

     From January 2002 to April 11, 2002, the Committee consisted of J. Christopher Lewis, Luther Nussbaum, and John Woodhull each of whom are independent directors (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards). On April 12, 2002 Robert J. Untracht was appointed as Chairman of the Committee. This resulted in the resignation of J. Christopher Lewis from the Committee. Mr. Untracht was selected by the Board of Directors due to his understanding and knowledge of generally accepted accounting principles and financial statements. His extensive experience in accounting and auditing related matters made him a prime candidate for this position. The Committee is currently composed of three independent, non-employee directors. No member of the Audit Committee is a current or former officer or employee of the Company.

     The Committee held five meetings during fiscal year 2002. None of the members of the Committee attended fewer than 75% of the aggregate of the meetings of the Committee during the fiscal year 2002. Further, the Committee met separately with Ernst & Young LLP (“E&Y”) the Company’s registered public accounting firm, without management present, to discuss the results of their examinations. E&Y was also given the opportunity to meet privately with the members of the Committee.

     The Committee approved the appointment of E&Y as the Company’s registered public accounting firm for the year 2003, subject to shareholder ratification. E&Y provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee discussed with E&Y the firm’s independence. The Committee has also discussed with E&Y their full and free access to the Committee. The Committee has determined that the provision of the non-audit related services described in “Summary of Fees” are compatible with maintaining E&Y’s independence.

     The Committee has reviewed and discussed the consolidated financial statements with both management and E&Y. It has also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with E&Y matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.

     Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Company’s Annual Report on Form 10-K for the year ended December 31, 2002 which was filed with the Securities and Exchange Commission on March 11, 2003.

The Audit Committee:

Robert J. Untracht, Chairman
Luther J. Nussbaum
John R. Woodhull

The Registered Public Accounting Firm

     As of April 11, 2003 Ernst & Young LLP (“E&Y”) remain as the Company’s registered public accounting firm and are being considered for fiscal 2003 services. A member of E&Y is expected to be present at the Annual Meeting, and he or she will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions regarding E&Y’s audit of the Company’s 2002 financial statements.

     Summary of Fees

     Audit Fees

     Audit fees billed by E&Y for the year ended December 31, 2002 totaled $183,000. These fees related to the audit of consolidated financial statements, quarterly reviews of financial statements, pension plan audits and other audit related services.

     Non Audit-Related Fees

     Non audit-related fees billed to the Company by E&Y totaled $489,000. These fees consisted of primarily of tax compliance and planning services.

     Financial Information System Design and Implementation Fees

     The Company did not incur any fees by E&Y for professional services rendered in information systems design and implementation during the 2002 fiscal year.

     Work Performed by Principal Accountant’s Full-Time Permanent Employees

     E&Y’s services rendered in performing the Company’s audit for fiscal year 2002 were performed by full-time, permanent employees and partners of E&Y.

THE COMPENSATION COMMITTEE

The Compensation Committee Report

     The Compensation Committee (the “Committee”) has been in existence since May, 1997 and operates under a formal written charter adopted by the Board of Directors.

     The Committee oversees the general compensation plan of the Company, sets the specific compensation of the Company’s Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, and the Corporate Controller (the “Senior Executives”), reviews the Chief Executive Officer’s annual compensation plan for levels other than the Senior Executives, and oversees the Company’s stock incentive plans.

     During the fiscal year ended December 31, 2002, the Committee consisted of J. Christopher Lewis, Wade R. Olson, and John R. Woodhull two of whom were independent directors of the Company. On April 12, 2002, Wade R. Olson was appointed to the Compensation Committee due to his extensive compensation related expertise. As a result, Albert S. Nagy resigned from the Committee. Mr. Olson is Founder, President and Chief Executive Officer of The Precept Group, with whom the Company has entered into an Administrative Service Agreement. (See “Certain Relationships and Related Transactions”) None of the members of the Compensation Committee were, at any time during fiscal 2002 or at any other time, an officer or employee of the Company.

     If elected to the Board of Directors, J. Christopher Lewis, Wade R. Olson, and John R. Woodhull will continue to serve as members of the Compensation Committee for the fiscal year ending December 31, 2003.

     During the fiscal year ended December 31, 2002, the Compensation Committee held four meetings. None of the members of the Compensation Committee attended fewer than 75% of the aggregate of the meetings of such Committee during the 2002 fiscal year.

Senior Executive Compensation Program

     The Company’s Senior Executive compensation program is designed to align Senior Executive compensation with the Company’s business strategy and performance. The goals of the Senior Executive compensation program are: (i) to attract and retain key Senior Executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with other companies of similar size and service offerings; and (iii) to motivate Senior Executives to enhance long-term shareholder value by building appropriate ownership in the Company.

     The Company’s Senior Executive compensation package is comprised of three components: base salary, incentive bonuses and stock options.

     Base salaries are the fixed component of the Senior Executive officers’ compensation package. For fiscal 2002, the Committee approved the base salaries of the Senior Executives based on (i) salaries paid to Senior Executive officers with comparable responsibilities and employed by companies with comparable businesses, (ii) performance of the Company in fiscal 2001, and (iii) individual performance in fiscal 2001. The Committee reviews Senior Executives’ salaries annually and exercised its judgment based on all of the factors described above in making its decisions. No specific formula is applied to determine the weight of each criteria.

     A portion of the compensation of Senior Executive’s may from time to time be based upon the award of stock options which rely on increases in the value of the Company’s Common Stock. In such cases, the issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company’s shareholders. Under the Company’s Amended and Restated Stock Option Plan, options are granted from time to time to certain officers, directors and key employees of the Company and its subsidiaries at the fair market value of the Company’s Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, the use of stock options represents compensation that is tied to the Company’s long-term performance.

     The number of options granted to each Senior Executive officer or employee was based primarily on the executive’s or employee’s ability to influence the Company’s long-term growth and profitability. The Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value and motivate Senior Executive officers to improve long-term stock market performance.

     Eligible Senior Executive’s may also participate in the Company’s Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The Amended and Restated ESPP provides eligible employees (the “Participant”) with an opportunity to purchase the Company’s Common Stock at a discount. Under this program, the Participant designates a payroll deduction of 1% to 15% of gross bi-weekly pay. The accumulated deductions are used to purchase the Company’s Common Stock. The Amended and Restated ESPP operates on consecutive three-month Offering Periods, commencing on January 1, April 1, July 1 and October 1. The purchase price will be 15% less than the Fair Market Value on either the first or the last day of the Offering Period, whichever is lower. The number of shares of the Company’s Common Stock purchasable by a Participant on any Purchase Date cannot exceed 2,500 shares.

     The Company’s compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting the Company’s financial, growth and other business objections.

The Compensation Committee:

Wade R. Olson, Chairman
J. Christopher Lewis
John R. Woodhull

Executive Compensation

TABLE 1: Summary Compensation Table

     The following table sets forth information concerning compensation paid to the Company’s Chief Executive Officer and each of the four other executive officers of the Company who earned, or would have earned, salary and bonus in excess of $100,000 for services rendered to the Company for each of the fiscal years in the three-year period ended December 31, 2002 (the “Named Executive Officers”). Annual Compensation excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

						Long Term
						Compensation
		Annual Compensation				Awards

						Securities
Name and Principal						Underlying	All Other
Position	Year	Salary		Bonus		Stock Options	Compensation

Steven S. Myers(1)	2002	$600,000		$398,535	(2)	–		$–
	2001	$398,058		$472,500	(3)	–		$–
	2000	$525,784		$–		–		$–
Cathy L. Wood(4)	2002	$405,711	(5)	$151,350	(6)	50,000	$
	2001	$311,715	(7)	$412,500	(8)	–		$–
	2000	$123,799	(9)	$–		250,000		$–
Bennett C. Beaudry(10)	2002	$274,117		$138,450	(11)	130,000		$–
	2001	$234,803		$36,000	(12)	30,000		$–
	2000	$71,625	(13)	$29,000	(14)	5,000		$–
Steve D. Handy(15)	2002	$91,191		$28,700	(16)	25,000		$–
	2001	$3,269	(17)	$3,000	(18)	–		$–
	2000	$–		$–		–		$–
Edward A. Griffin(19)	2002	$157,692		$37,000	(20)		$
	2001	$139,611		$22,050	(21)		$
	2000	$95,576		$23,177	(22)		$
Judy L. Bedar(23)	2002	$120,000		32,000	(24)	50,000		$–
	2001	$4,615	(25)	–		–		$–
	2000	$–		–		–		$–
Thomas J. Amrhein(26)	2002	178,915		$53,500	(27)	–		$–
	2001	$254,213		$152,250	(28)	200,000		$–
	2000	$231,145		$154,198		50,000		$–

Footnotes to Executive Compensation — Summary Compensation Table:

(1)	Chairman of the Board, President and Chief Executive Officer.

(2)	This includes a $97,435 bonus earned by Mr. Myers in fourth quarter ending December 31, 2002 and paid in 2003. In addition, this includes a 50,000 bonus earned by Mr. Myers in fourth quarter ending December 31, 2001 and paid in 2002.

(3)	This includes a $375,000 bonus earned by Mr. Myers in 2001 related to the sale of Emergent-East and paid in 2002.

(4)	Executive Vice President, Chief Financial Officer and Corporate Secretary.

(5)	This includes $49,134 in salary payments earned by Ms. Wood in 2001 and paid in 2002. Ms. Wood became a full-time employee of the Company on November 1, 2001 when she entered into a two-year Employment Agreement with the Company.

(6)	This includes a $32,900 bonus earned by Ms. Wood in fourth quarter ending December 31, 2001 and paid in 2002. In addition, this includes a $83,450 bonus earned in 2002 and paid in 2003.

(7)	This amount represents payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2001.

(8)	This includes a $365,000 bonus earned by Ms. Wood in 2001 related to the sale of Emergent-East and paid in 2002.

(9)	This represents the aggregate amount of all payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2000. Ms. Wood became the Company’s interim Chief Financial Officer effective August 31, 2000. Ms. Wood entered into a consulting agreement with the Company dated September 25, 2000.

(10)	Executive Vice President, Chief Operating Officer. Mr. Beaudry was promoted to this position in June, 2002.

(11)	This includes a $45,000 bonus earned by Mr. Beaudry in fourth quarter ending December 31, 2002 and paid in 2003.

(12)	This includes a $19,000 bonus earned by Mr. Beaudry in fourth quarter ending December 31, 2001 and paid in 2002.

(13)	Mr. Beaudry was hired as Vice President, Corporate Strategy and Business Development in July, 2000.

(14)	This includes a $20,000 bonus earned by Mr. Beaudry in fourth quarter ending December 31, 2000 and paid in 2001

(15)	Corporate Controller. Mr. Handy was promoted to this position in January, 2003.

(16)	Includes a $3,000 bonus earned by Mr. Handy in the fourth quarter ending December 31, 2002 and paid in 2003.

(17)	Mr. Handy was hired as Assistant Controller in December, 2001.

Footnotes to Executive Compensation — Summary Compensation Table (continued):

(18)	This amount represents a bonus earned by Mr. Handy in 2001 related to the sale of Emergent-East and paid in 2002.

(19)	Vice President, Operations.

(20)	Includes a $10,000 bonus earned by Mr. Griffin in the fourth quarter ending December 31, 2002 and paid in 2003.

(21)	Includes a $10,000 bonus earned by Mr. Griffin in the fourth quarter ending December 31, 2001 and paid in 2002.

(22)	This amount represents a $9,000 bonus earned by Mr. Griffin in the fourth quarter ending December 31, 2000 and paid in 2001.

(23)	Former Vice President, Corporate Controller and Chief Accounting Officer. Ms. Bedar terminated employment with the Company on January 31, 2003.

(24)	Includes a $3,000 bonus earned by Ms. Bedar in 2001 related to the sale of Emergent-East and paid in 2002.

(25)	Ms. Bedar was hired as a full-time employee of the Company in December 2001 as Vice President, Corporate Controller and Chief Accounting Officer.

(26)	Former President and General Manager, Steven Myers & Associates, Inc., a wholly owned subsidiary of SM&A. Mr. Amrhein terminated employment with the Company on July 1, 2002.

(27)	This includes a $33,000 bonus earned by Mr. Amrhein in the fourth quarter ending December 31, 2001 and paid in 2002.

(28)	This includes a $50,000 bonus earned by Mr. Amrhein in 2001 related to the sale of Emergent-East and paid in 2002.

TABLE 2: Options Granted in Last Fiscal Year

     The following table provides certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2002. This information includes hypothetical potential gains from stock options granted in the 2002 fiscal year. These hypothetical gains are based solely on assumed annual growth rates of 5% and 10% in the value of the Company’s Common Stock price over the five-year life of the stock options granted in 2002. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects.

	Number of
	Shares of	Percent of
	Common	Total Options			Potential Realizable
	Stock	Granted to	Exercise		Value At Assumed
	Underlying	Employees	or Base		Annual Rates of Stock
	Options	During Fiscal	Price Per	Expiration	Price Appreciation for
Name	Granted	Year 2002	Share(1)	Date	Option Term(2)
					5%	10%

Thomas J. Amrhein	–	–%	–	–	$–	$–
Bennett C. Beaudry	30,000	5.15%	$2.550	03/11/12	$48,110	$121,921
	100,000	17.15%	$3.480	06/05/12	$218,855	$554,621
Judy L. Bedar	50,000	8.58%	$2.550	05/01/03	$6,375	$12,750
Edward A. Griffin	–	–%	–	–	$–	$–
Steve D. Handy	25,000	4.29%	$2.550	03/11/12	$40,092	$101,601
Steven S. Myers	–	–	–	–	–	–
Cathy L. Wood	50,000	8.58%	$3.040	09/30/12	$95,591	$242,248

(1)	The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid by delivery of cash or with shares of SM&A Common Stock already owned, subject to certain conditions. As of April 1, 2003, the last sale price of the Company’s Common Stock as quoted on the Nasdaq SmallCap Stock Market was $5.62.

(2)	Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

TABLE 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2002, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money
	Acquired		Options at		Options at
	on	Value	December 31, 2002		December 31, 2002(1)
Name	Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Thomas J. Amrhein	100,000	$155,220	—	—	$—	$—
Bennett C. Beaudry	—	$—	24,375	140,625	$29,631	$108,044
Judy L. Bedar	—	$—	—	50,000	$—	$57,000
Edward A. Griffin	—	$—	54,125	38,875	$78,006	$86,969
Steve D. Handy	—	$—	—	25,000	$—	$28,500
Steven S. Myers	—	$—	—	—	$—	$—
Cathy L. Wood	82,200	$102,361	105,300	112,500	$222,627	$172,153

(1)	Calculated on the basis of $3.69, the closing price of the Company’s Common Stock on December 31, 2002, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Agreements and Termination of Employment Arrangements

     Steven S. Myers, Chairman of the Board, President and Chief Executive Officer

     In November, 1997, the Company entered into a two-year employment agreement with Steven S. Myers, the Company’s Chief Executive Officer at such time, which provided for an annual base salary of $900,000. In addition, Mr. Myers was eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $900,000, and the grant of stock options pursuant to the Company’s Amended Stock Option Plan.

     During 1998, the Committee adjusted Mr. Myers’ salary to $550,000. In addition to his base salary, Mr. Myers received in December 1998, options to purchase 100,000 shares of the Company’s Common Stock, at the closing price of the Company’s Common Stock on the date of grant, subject to a two-year vesting schedule.

     In 1999, Mr. Myers did not receive a bonus. In addition to his base salary, Mr. Myers received options to purchase 60,000 shares of the Company’s Common Stock, at the closing price of the Company’s Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Myers relinquished all 160,000 options in October 1999.

     The Company entered into an Employment Agreement (the “Original Agreement”) with Mr. Myers effective February 1, 2000, which provided for a three-year term and an annual base salary of $600,000. Mr. Myers was also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $400,000. In 2000, Mr. Myers did not receive a bonus or any options to purchase shares of the Company’s Common Stock. This Original Agreement was subsequently amended on December 29, 2000. This first amendment to the Original Agreement changed the termination date of the Original Agreement to March 31, 2006 and changed Mr. Myers’ annual base salary to $400,000.

     On April 12, 2002, the Company and Mr. Myers entered into a second amendment to the Original Agreement pursuant to which Mr. Myers’ base salary was increased to $600,000 per year.

     On January 30, 2003, the Company and Mr. Myers entered into a third amendment to the Original Agreement, pursuant to which certain non-recruitment and non-solicitation provisions were added to the Original Agreement.

     The Company has previously filed the Original Agreement, along with the first, second and third amendments thereto with the Securities and Exchange Commission.

     Cathy L. Wood, Executive Vice President, Chief Financial Officer and Corporate Secretary

     On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners whereby Cathy L. Wood performed the duties of the Company’s Interim Chief Financial Officer. Ms. Wood is the President of Financial Management Partners. The Consulting Agreement provided for the payment to Financial Management Partners for Ms. Wood’s consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company’s fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company’s Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood to be competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting.

     The Company entered into an Employment Agreement with Ms. Wood effective November 1, 2001 to serve as Chief Financial Officer of the Company. This Agreement provides for a two-year term and a base salary equal to $365,000. In addition, Ms. Wood is eligible to receive an incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors and the achievement of other milestones.

     On October 4, 2002 the Company and Ms. Wood entered into an amendment to Ms. Wood’s employment agreement pursuant to which the term of the agreement was extended through December 31, 2004 and the Company agreed to pay Ms. Wood, in addition to her base salary, incentive compensation in the amount of 1.5% of the Company’s earnings before interest, taxes, depreciation and amortization charges (“EBITDA”) for each calendar quarter during the term of the agreement. In addition, Ms. Wood was granted an option to purchase up to 50,000 shares of the Company’s Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant and vesting in sixteen equal quarterly installments.

     On January 30, 2003, the Company and Ms. Wood entered into a second amendment to Ms. Wood’s employment agreement pursuant to which a non-solicitation provision was added to the agreement.

     The Company has previously filed Ms. Wood’s original employment agreement, along with the first and second amendments thereto, with the Securities and Exchange Commission.

     Bennett C. Beaudry, Executive Vice President, Chief Operating Officer

     On October 4, 2002 the Company entered into a three-year employment agreement with Mr. Beaudry to perform the duties of Executive Vice President, Chief Operating Officer. The agreement provides for, among other items, an annual base salary for the first, second and third years of the term of employment of $240,000, $270,000 and $300,000, respectively. In addition to his base salary, Mr. Beaudry is entitled to receive incentive compensation in the amount of 1.5% of the Company’s EBITDA for each calendar quarter. This agreement also provides that, on the effective date, Mr. Beaudry will be granted an option to purchase up to 100,000 shares of the Company’s Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant and vesting in sixteen equal quarterly installments. In addition, on each anniversary date of January 2, 2003, Mr. Beaudry will be granted an option to purchase up to 50,000 shares of Common Stock.

     On January 30, 2003, the Company and Mr. Beaudry entered into an amendment to the employment agreement, pursuant to which certain non-solicitation and non-recruitment provisions were added to the Agreement.

     The Company has previously filed Mr. Beaudry’s original employment agreement and the amendment thereto, with the Securities and Exchange Commission.

     Thomas J. Amrhein, Former President and General Manager of Steven Myers & Associates, Inc.

     The Company entered into an Employment Agreement with Thomas J. Amrhein on November 13, 2001. Mr. Amrhein’s Employment Agreement provided for a two-year term and a base salary of $270,000 for the period from October 1, 2001 to October 1, 2002. On October 1, 2002 the base salary would have increased to $300,000. In addition, Mr. Amrhein would have been eligible to receive incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors with the recommendation of the Chief Executive Officer. If Mr. Amrhein would have remained employed on September 30, 2003 and had submitted a satisfactory succession plan to the Board of Directors no later than August 1, 2003, Mr. Amrhein would have been entitled to receive a one-time completion bonus of $60,000. Mr. Amrhein terminated employment with the Company on July 1, 2002.

Certain Relationships and Related Transactions

     The Nagy Group

     On August 31, 2000 the Company entered into a Consulting Services Agreement (the “Agreement”) with The Nagy Group for the provision of services related to assisting the Company in pursuing and evaluating certain restructuring transactions. Albert S. Nagy, a director of the Company during fiscal year 2002 and a director nominee for fiscal year 2003 is the Managing Director of The Nagy Group. The Agreement provided for monthly compensation of $15,000 plus contingent fees based on prescribed milestones. Mr. Nagy also earned and received 180,000 stock options according to the terms of the Agreement. The stock options will expire eighteen (18) months after termination of Mr. Nagy’s services as a consultant under the Agreement. On February 11, 2001 the Agreement was modified to reduce the monthly retainer to $5,000 per month. Mr. Nagy subsequently agreed to further reduce the monthly retainer by $500 in exchange for the Company allowing him to participate in the Company’s group health insurance program. The fees paid to The Nagy Group in 2000 were $30,000. The fees paid to The Nagy Group in 2001 were $186,250, of which $30,000 were attributable to the sale of Emergent-East. The fees paid to The Nagy Group in 2002 were $38,500 which were attributable to brokering the Company’s excess real estate related to its discontinued operations. The Agreement remains in effect, although no services have been rendered since March 2002. Mr. Nagy participates in the Company’s group health insurance program, but pays his own premium expense. The monthly consulting fees and terms are considered by the Company to be competitive with the rates and terms provided by unaffiliated third parties for similar consulting services.

     On March 11, 2002 the Company’s subsidiary, Steven Myers & Associates, Inc., entered into a new Consulting Services Agreement (the “New Agreement”) with The Nagy Group for a twelve-month period beginning March 11, 2002. Mr. Nagy’s services pursuant to this New Agreement were performed primarily at the premises of a client of Steven Myers & Associates, Inc., (the “Company’s subsidiary”). Under the terms of the New Agreement, The Nagy Group was entitled to a consulting fee of 50% of the hourly sell rate while consulting on the assignment. The Company’s subsidiary paid or reimbursed The Nagy Group for expenses reasonably incurred during the term of the New Agreement in the performance of his duties. The fees paid to The Nagy Group by the Company’s subsidiary in 2002 were $4,290. The New Agreement terminated on March 11, 2003.

     Financial Management Partners

     On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners for the provision of services related to the Company’s Interim Chief Financial Officer position. Cathy L. Wood is the President of Financial Management Partners. The Consulting Agreement provided for the payment to Financial Management Partners for Ms. Wood’s consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company’s fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company’s Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting. On November 13, 2001, Ms. Wood became a full-time employee of the Company when she entered into an Employment Agreement with the Company.

     SummitJets, Inc.

     In June, 2002, the Company entered into a Right of Offset and Barter Agreement (the “Agreement”) with SummitJets, Inc., (“SummitJets”) an aircraft management and charter service company, which is controlled by Steven S. Myers. The Agreement provided for the offset of then existing accounts receivable and accounts payable balances between the companies. After giving effect to the offset, the Company was owed $114,000, which amount SummitJets agreed to pay in the form of credits to use SummitJets aircraft. The $114,000 owed represented expenses incurred in connection with a location sharing agreement for rent and related utilities. In June, 2002, SummitJets moved into their own facilities and cancelled the location sharing agreement. As of April 1, 2003 the full amount of the credits had been used by the Company and the Agreement was terminated.

     The Precept Group

     During November, 2000, the Company entered into a Human Capital Management Services Agreement with the Precept Group (“Precept”). Wade R. Olson, a director nominee of the Company, is Founder, President and Chief Executive Officer of Precept. If elected to the Board of Directors, Mr. Olson will serve as a member of the Compensation Committee. Precept provides health and welfare brokerage services, retirement plan consulting and third party administrative services to the Company. Fees paid to Precept in 2001 totaled approximately $120,000. During June, 2002, The Precept Group was engaged to advise the Company on its executive compensation and to perform a human resources assessment. The contract value was determined through a review of prevailing market rates for such services. The Company paid the total contract value of $22,000 during the year ended December 31, 2002.

     In addition, the Company entered into an Administrative Services Agreement effective June, 2002 with ProView, a subsidiary of the Precept Group. Under this agreement the Company agreed to outsource its employee benefits administration to ProView. The Agreement renews automatically for successive twelve (12) month terms, subject to certain termination provisions. The contract value was determined through a review of prevailing market rates for such services. Under this contract, the Company paid $12,000 during the year ended December 31, 2002.

SHAREHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock, based on its market price, with the cumulative total return of companies on The Nasdaq Stock Market (U.S. common stocks), and companies with the same Standard Industrial Classification Code (“SIC Code”), assuming reinvestment of dividends, for the period beginning January 29, 1998 through the Company’s fiscal year ended December 31, 2002. The Company’s Common Stock was initially offered to the public on January 29, 1998. This graph assumes that the value of the investment in the Company’s Common Stock and each of the comparison groups was $100 on January 30, 1998.

     SIC code 8742 most closely represents the Company’s current management consulting and program support services. Representative companies in the Company’s peer group include Accenture, BearingPoint, First Consulting Group and Navigant.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements.

Submission of Shareholder Proposals for the 2004 Proxy Statement

     Shareholders are advised that any shareholder proposal intended for consideration at the 2004 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than January 20, 2004, in order to be included in the proxy material for next year’s Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

Annual Report and Proxy Statement Online

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

     If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

     If you consent, your account will be so noted and, when the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders become available, you will be notified on how to access it on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

     If you do not elect to receive the Company’s materials via the Internet, you will continue to receive paper copies.

Cost of Proxy Solicitation

     It is contemplated that the solicitation of proxies in 2003 will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Other Matters

     The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Cathy L. Wood

Cathy L. Wood
Executive Vice President, Chief Financial Officer and
Corporate Secretary

Dated: April 17, 2003

Exhibit A

PROPOSED

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

     SM&A, a California corporation (the “Company”), originally established an Employee Stock Purchase Plan (the “Plan”) effective as of March 1, 1999, and amendments to the Plan followed by shareholder approval on May 18, 1999, June 6, 2001 and June 5, 2002. The Plan was amended and restated effective as of July 1, 1999.

ARTICLE 1
PURPOSE OF THE PLAN

     1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and the Company’s subsidiaries as the Company’s Board of Directors (the “Board of Directors” or the “Board”) may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for, and purchase directly from the Company, shares of the Company Stock at a discount from the market price and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Accordingly, the provisions of the Plan shall be administered, interpreted, and construed in a matter consistent with the requirements of that section of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE 2
DEFINITIONS

     2.1 Compensation. “Compensation” means wages, tips, overtime pay, bonuses, commissions, and other Compensation reported on Form W-2. Compensation shall include any amounts contributed by the Employer pursuant to a salary reduction agreement that is not currently includible in the Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(g)(3), 402(h)(1)(B), 403(b), 414(h)(2), or 457(b). Compensation excludes the sum of all of the following items, even if otherwise includible in gross income: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits; (iii) moving expenses; (iv) deferred compensation; and (v) welfare benefits.

     2.2 Eligibility Date. “Eligibility Date” means ninety (90) calendar days from an Employee’s initial date of employment with the Company or any of its Designated Subsidiaries.

     2.3 Employee. “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to federal withholding of income or employment taxes, but excluding any persons employed by the Company or any Designated Subsidiary on a part-time (less than 20 hours per week) or temporary basis.

     2.4 Enrollment Date. “Enrollment Date” means the first day of each Offering Period (January 1, April 1, July 1, and October 1) under the Plan.

     2.5 Five Percent (5%) Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock and/or hold outstanding options to purchase Company Stock possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

     2.6 Offering Period. “Offering Period” means either of the three-month periods from January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each year.

     2.7 Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

     2.8 Purchase Date. “Purchase Date” means the last day of each Offering Period (i.e., March 31, June 30, September 30 or December 31).

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Subject to limitations imposed by Section 423(b) of the Code, each Employee of the Company or any Designated Subsidiary may become a Participant in the Plan on the Enrollment Date coincident with or next following the Eligibility Date.

     3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Company’s stock purchase coordinator, as designated by the Company, of an election notice form provided by the Company (the “Election Notice Form”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Enrollment Date coincident with or next following the filing of the Participant’s Election Notice Form and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Election Notice Form providing for a change in the Participant’s payroll deduction rate in accordance with Section 5.

     3.3 Special Rules. Under no circumstances shall:

          (a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

          (b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Enrollment Date) during each calendar year; or

          (c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 2,500 shares, subject to periodic adjustments under Section 10.4.

ARTICLE 4
OFFERING PERIOD

     The initial grant of the right to purchase Company Stock under the Plan shall occur on July 1, 1999 and terminate on December 31, 1999. Thereafter, the Plan shall provide for Offering Periods commencing on each Enrollment Date and terminating on the next following Purchase Date.

ARTICLE 5
PAYROLL DEDUCTIONS

     5.1 Participant Election. Upon completion of the Election Notice Form, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Election Notice Form shall be effective as of the next payroll period and shall continue until terminated or altered in accordance with Section 5.2 below.

     5.2 Changes in Election. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may increase or decrease the rate of payroll deductions once during each Offering Period by completing and delivering to the Company’s stock purchase coordinator a new Election Notice Form setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the stock purchase coordinator a new Election Notice Form setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Election Notice Form.

     5.3 Participant Accounts. The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE 6
GRANT OF PURCHASE RIGHTS

     6.1 Right to Purchase Shares. On each Purchase Date, each Participant shall have the right to purchase at the price determined under Section 6.2 that number of shares (including fractional shares) of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

     6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:

          (a) 85% of the Fair Market Value of Company Stock on the Enrollment Date; or

          (b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

     6.3 Fair Market Value. “Fair Market Value” shall be determined as follows:

          (a) If the Company Stock is then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the NASDAQ National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the NASDAQ National Market or such exchange on the next preceding day on which a sale occurred.

          (b) If the Company Stock is not then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (see Section 7.2) using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE 7
PURCHASE OF STOCK

     7.1 Purchase of Company Stock. A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Company Stock pursuant to the Plan or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, shall be deemed to elect to purchase the maximum number of shares of Company Stock (including fractional shares) purchasable with the amounts held in such Participant’s Account, at the purchase price determined under Section 6.2 above and, on each Purchase Date, the Plan shall purchase such shares on behalf of such Participant. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period. The Board or a Committee may, in its discretion, limit the purchase of Company Stock to only whole shares and not fractional shares.

     7.2 Delivery of Company Stock.

          (a) Company Stock acquired under the Plan shall be issued directly to a contract administrator (the “Administrator”) engaged by the Company to administer the Plan under Article 9. All Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants that shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock (including fractional shares) that are being held by the Administrator for the benefit of each Participant.

          (b) For share withdrawals, only whole shares of Company Stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares. A payment will be made to a Participant for any fractional shares of Company Stock owned by the Participant. This payment shall be computed using the Fair Market Value of a share of Company Stock on the date the withdrawal is processed by the Company’s stock purchase coordinator. For shares of Company Stock sold by a Participant from his or her account maintained by the Administrator, the Participant shall receive credit for all whole and fractional shares at the actual price for which the shares were sold.

ARTICLE 8
WITHDRAWAL

     8.1 In Service Withdrawal. At any time prior to the Purchase Date of an Offering Period, a Participant may withdraw the amounts held in his or her Account by executing and delivering to the Company’s stock purchase coordinator written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. An Employee who has withdrawn under this Section 8.1 at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator. An Employee who has withdrawn under this Section 8.1 less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator.

     8.2 Termination of Employment. In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant, without interest.

ARTICLE 9
PLAN ADMINISTRATION

     9.1 Plan Administration.

          (a) The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or a committee (“Committee”) thereof. The Board or the Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

          (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

               (i) To designate agents to carry out responsibilities relating to the Plan;

               (ii) To administer, interpret, construe and apply the Plan and to answer all questions which may arise or which may be raised under the Plan by a Participant, his beneficiary or any other person whatsoever;

               (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

               (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

          (c) Any action taken in good faith by the Board or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

     9.2 Limitation on Liability. No Employee or member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (a) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (b) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

ARTICLE 10
COMPANY STOCK

     10.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 1,300,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

     10.2 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

     10.3 Changes in Capitalization of the Company. Subject to any required action by the shareholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

     10.4 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with, or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), then, to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights theretofore granted or substitute for such rights new rights covering the shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, or (ii) the Plan and the rights theretofore granted shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue the Plan, or to substitute similar options for those under the Plan, then the Board of Directors or its committee shall cause written notice of the proposed action to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE 11
MISCELLANEOUS

     11.1 Amendment and Termination. The Plan shall terminate on December 31, 2008. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

          (a) Increase the number of shares of Company Stock that may be issued under the Plan;

          (b) Materially modify the requirements as to eligibility for participation in the Plan; or

          (c) Materially increase the benefits that accrue to Participants under the Plan.

     11.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

     11.3 No Enlargement of Employee Rights. The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

     11.4 No Additional Rights. Neither the adoption of the Plan nor the granting of any right to purchase stock hereunder shall affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law. Furthermore, no Employee shall have any rights as a Stockholder with respect to shares to be purchased under the Plan until time at which the Fair Market Value of the Common Stock is determined on the Purchase Date. Finally, except as provided in Section 10.4, no adjustments will be made for cash or stock dividends or other rights relating to Company Stock for which the record date is prior to the Purchase Date.

     11.5 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

     11.6 Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

     11.7 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.

Exhibit B

Reportable Events Pursuant to Item 304(a)(1)(v) of Regulation S-K

     In a letter dated April 20, 2001 KPMG informed the Audit Committee that reportable conditions existed during fiscal year 2000 relating to:

•	The Company operated at times with an insufficient accounting staff at its subsidiary, Emergent — East, which constrained its ability to process and analyze accounting information on a timely basis.

•	In some instances, the Company’s contract or accounting personnel did not have an adequate understanding of the valuation status of contracts; significant adjustments were required to properly account for unbilled balances; and the Company was not able to provide explanations regarding unbilled balances.

     These conditions did not result in any disagreement or difference in opinion between the Company and KPMG.

Exhibit C

Securities and Exchange Commission
Washington, D.C. 20549

May 7, 2001

Ladies and Gentlemen:

We were previously principal accountants for Emergent Information Technologies, Inc. and, under the date of April 11, 2001, we reported on the consolidated financial statements of Emergent Information Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999. On May 3, 2001, our appointment as principal accountants was terminated. We have read Emergent Information Technologies, Inc.’s statements included under Item 4 of its Form 8-K dated May 7 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements that the change was approved by the Audit Committee and that Ernst & Young, LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Very truly yours,

/s/ KPMG LLP

SM&A
(formerly Emergent Information Technologies, Inc.)

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 10, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Steven S. Myers and Cathy L. Wood, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of SM&A (formerly Emergent Information Technologies, Inc.) held of record by the undersigned as of April 11, 2003, at the Annual Meeting of Shareholders of SM&A to be held at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California, on Tuesday, June 10, 2003 at 10:00AM local time, and at all adjournments thereof, upon the following matters, which are described in SM&A’s Proxy Statement for the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE (i) “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (ii) “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE TO 1,300,000 AND (iii) “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2003.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED (i) “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (ii) “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE TO 1,300,000 AND (iii) “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2003.

PLEASE SIGN AND DATE ON REVERSE SIDE

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote
	(except as indicated to the contrary below)		for all nominees listed below.

Director Nominees: J. Christopher Lewis, Steven S. Myers, Albert S. Nagy, Luther J. Nussbaum, Wade R. Olson, Robert J. Untracht, John R. Woodhull.
(INSTRUCTIONS: To Withhold Authority to vote for any individual nominee, write that nominee’s name in this space provided.)

2.	APPROVAL OF AMENDMENT to the Amended & Restated Employee Stock Purchase Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as the registered public accounting firm of SM&A for the year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	OTHER BUSINESS. To act upon all other matters that properly come before the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Date

Signature

Signature

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